UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 13, 2007
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
     On February 13, 2007, The GEO Group, Inc. (“GEO”) completed a second amendment to its senior secured credit facility through the execution of Amendment No. 2 to the Third Amended and Restated Credit Agreement, dated as of January 24, 2007 (the “Credit Agreement”) (“Amendment No. 2 to the Credit Agreement “), between GEO, as Borrower, certain of GEO’s subsidiaries, as Grantors, and BNP Paribas, as Lender and as Administrative Agent. The amendment, which was completed in connection with the syndication of GEO’s $365 million 7-year term loan, primarily incorporated revisions requested by members of the syndicate, most of which were technical in nature. Under the terms of the Amendment No. 2 to the Credit Agreement, any hedge obligation of GEO to any member of the syndicate or any affiliate of any member of the syndicate under any hedge agreement entered into in connection with the Credit Agreement is required to be secured by the Collateral (as such term is defined in the Credit Agreement).
     Amendment No. 2 to the Credit Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.
Section 2 — Financial Information
     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
c)	Exhibits
10.1	Amendment No. 2 to the Third Amended and Restated Credit Agreement, dated as of February 13, 2007, between The GEO Group, Inc., as Borrower, certain of GEO’s subsidiaries, as Grantors, and BNP Paribas, as Lender and as Administrative Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
February 20, 2007	By:	/s/ John G. O'Rourke
Date		John G. O'Rourke
Senior Vice President -- Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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